                                                                     EXHIBIT 4.1

================================================================================

                         LEXINGTON PRECISION CORPORATION

                12% Senior Subordinated Notes due August 1, 2009

                             ----------------------

                                    INDENTURE

                          Dated as of December 18, 2003

                             ----------------------

                            WILMINGTON TRUST COMPANY,

                                   as Trustee

================================================================================

                              CROSS-REFERENCE TABLE

 TIA                                                                                                    Indenture
Section                                                                                                  Section
310     (a)(1)...................................................................................             7.10
        (a)(2)...................................................................................             7.10
        (a)(3)...................................................................................             N.A.
        (a)(4)...................................................................................             N.A.
        (b)......................................................................................       7.08; 7.10
        (c)......................................................................................             N.A.
311     (a)......................................................................................             7.11
        (b)......................................................................................             7.11
        (c)......................................................................................             N.A.
312     (a)......................................................................................             2.05
        (b)......................................................................................            12.03
        (c)......................................................................................            12.03
313     (a)......................................................................................             7.06
        (b)(1)...................................................................................             N.A.
        (b)(2)...................................................................................             7.06
        (c)......................................................................................      7.06; 12.02
        (d)......................................................................................             7.06
314     (a)......................................................................................      4.02; 12.02
        (b)......................................................................................             N.A.
        (c)(1)...................................................................................            12.04
        (c)(2)...................................................................................            12.04
        (c)(3)...................................................................................             N.A.
        (d)......................................................................................             N.A.
        (e)......................................................................................            12.05
        (f)......................................................................................             N.A.
315     (a)......................................................................................          7.01(b)
        (b)......................................................................................      7.05; 12.02
        (c)......................................................................................          7.01(a)
        (d)......................................................................................          7.01(c)
        (e)......................................................................................             6.11
316     (a)(last sentence).......................................................................            12.06
        (a)(1)(A)................................................................................             6.05
        (a)(1)(B)................................................................................             6.04
        (a)(2)...................................................................................             N.A.
        (b)......................................................................................             6.07
317     (a)(1)...................................................................................             6.08
        (a)(2)...................................................................................             6.09
        (b)......................................................................................             2.04
318     (a)......................................................................................            12.01

-------------------
N.A. means Not Applicable.

                                TABLE OF CONTENTS

ARTICLE ONE     DEFINITIONS AND INCORPORATION BY REFERENCE.......................................................     1

SECTION 1.01.   Definitions......................................................................................     1
SECTION 1.02.   Other Definitions................................................................................    13
SECTION 1.03.   Incorporation by Reference of Trust Indenture Act................................................    14
SECTION 1.04.   Rules of Construction............................................................................    14

ARTICLE TWO     THE SECURITIES...................................................................................    15

SECTION 2.01.   Form and Dating..................................................................................    15
SECTION 2.02.   Execution and Authentication.....................................................................    15
SECTION 2.03.   Registrar and Paying Agent.......................................................................    15
SECTION 2.04.   Paying Agent to Hold Money in Trust..............................................................    16
SECTION 2.05.   Securityholder Lists.............................................................................    16
SECTION 2.06.   Registration, Transfer and Exchange..............................................................    16
SECTION 2.07.   Replacement Securities...........................................................................    17
SECTION 2.08.   Outstanding Securities...........................................................................    17
SECTION 2.09.   Temporary Securities.............................................................................    18
SECTION 2.10.   Cancellation.....................................................................................    18
SECTION 2.11.   Defaulted Interest...............................................................................    18
SECTION 2.12.   CUSIP Number.....................................................................................    19
SECTION 2.13.   Conditions to Effectiveness of Indenture.........................................................    19

ARTICLE THREE   REDEMPTION.......................................................................................    19

SECTION 3.01.   Notices to Trustee...............................................................................    19
SECTION 3.02.   Selection of Securities to be Redeemed...........................................................    20
SECTION 3.03.   Notice of Redemption.............................................................................    20
SECTION 3.04.   Effect of Notice of Redemption...................................................................    20
SECTION 3.05.   Deposit of Redemption Price......................................................................    21
SECTION 3.06.   Securities Redeemed in Part......................................................................    21

ARTICLE FOUR    COVENANTS........................................................................................    21

SECTION 4.01.   Payment of Securities............................................................................    21
SECTION 4.02.   SEC Reports......................................................................................    21
SECTION 4.03.   Annual and Quarterly Review Certificates.........................................................    22
SECTION 4.04.   Limitation on Restricted Payments................................................................    22
SECTION 4.05.   Limitation on Incurrence of Indebtedness.........................................................    24
SECTION 4.06.   Transactions with Affiliates.....................................................................    26
SECTION 4.07.   Sales of Assets..................................................................................    27
SECTION 4.08.   Change of Control................................................................................    31
SECTION 4.09.   Prohibition Against Becoming an Investment Company...............................................    32
SECTION 4.10.   Limitation on Ranking of Future Debt.............................................................    32
SECTION 4.11.   Maintenance of Office or Agency..................................................................    33
SECTION 4.12.   Transfer of Metals Group.........................................................................    33

ARTICLE FIVE    SUCCESSOR CORPORATION............................................................................    33

SECTION 5.01.   When Company May Merge, etc......................................................................    33

ARTICLE SIX     DEFAULTS AND REMEDIES.............................................................................   34

SECTION 6.01.   Events of Default................................................................................    34
SECTION 6.02.   Acceleration.....................................................................................    35
SECTION 6.03.   Other Remedies...................................................................................    36
SECTION 6.04.   Waiver of Past Defaults..........................................................................    36
SECTION 6.05.   Control by Majority..............................................................................    36
SECTION 6.06.   Limitations on Suits by Holders..................................................................    36
SECTION 6.07.   Rights of Holders to Receive Payment.............................................................    37
SECTION 6.08.   Collection Suit by Trustee.......................................................................    37
SECTION 6.09.   Trustee May File Proofs of Claim.................................................................    37
SECTION 6.10.   Priorities.......................................................................................    37
SECTION 6.11.   Undertaking for Costs............................................................................    38
SECTION 6.12.   Waiver of Usury Law..............................................................................    38

ARTICLE SEVEN   TRUSTEE..........................................................................................    38

SECTION 7.01.   Duties of Trustee................................................................................    38
SECTION 7.02.   Rights of Trustee................................................................................    39
SECTION 7.03.   Individual Rights of Trustee.....................................................................    40
SECTION 7.04.   Trustee's Disclaimer.............................................................................    41
SECTION 7.05.   Notice of Defaults...............................................................................    41
SECTION 7.06.   Reports by Trustee to Holders....................................................................    41
SECTION 7.07.   Compensation and Indemnity.......................................................................    41
SECTION 7.08.   Replacement of Trustee...........................................................................    42
SECTION 7.09.   Successor Trustee by Merger, etc.................................................................    43
SECTION 7.10.   Eligibility; Disqualification....................................................................    43
SECTION 7.11.   Preferential Collection of Claims Against Company................................................    43

ARTICLE EIGHT   DISCHARGE OF INDENTURE...........................................................................    44

SECTION 8.01.   Termination of Company's Obligations.............................................................    44
SECTION 8.02.   Application of Trust Money.......................................................................    45
SECTION 8.03.   Repayment to Company.............................................................................    45

ARTICLE NINE    AMENDMENTS, SUPPLEMENTS AND WAIVERS..............................................................    46

SECTION 9.01.   Without Consent of Holders.......................................................................    46
SECTION 9.02.   With Consent of Holders..........................................................................    46
SECTION 9.03.   Compliance with Trust Indenture Act..............................................................    47
SECTION 9.04.   Revocation and Effect of Consents................................................................    47
SECTION 9.05.   Notation on or Exchange of Securities............................................................    47
SECTION 9.06.   Trustee to Sign Amendments, etc..................................................................    47

ARTICLE TEN     SECURITYHOLDERS' MEETINGS AND CONSENTS...........................................................    48

SECTION 10.01.  Purposes of Meetings.............................................................................    48
SECTION 10.02.  Calling of Meetings by Trustee...................................................................    48
SECTION 10.03.  Calling of Meetings by Company or Securityholders................................................    48
SECTION 10.04.  Qualifications for Voting........................................................................    49
SECTION 10.05.  Regulations......................................................................................    49
SECTION 10.06.  Voting. 49
SECTION 10.07.  No Delay of Rights by Meeting....................................................................    50
SECTION 10.08.  Written Consent in Lieu of Meeting...............................................................    50

ARTICLE ELEVEN  SUBORDINATION....................................................................................    50

SECTION 11.01.  Securities Subordinated to Senior Debt...........................................................    50
SECTION 11.02.  Company Not to Make Payments with Respect to Securities in
                Certain Circumstances............................................................................    50
SECTION 11.03.  Securities Subordinated to Prior Payment of All Senior Debt on
                Dissolution, Liquidation or Reorganization of Company............................................    52
SECTION 11.04.  Securityholders to be Subrogated to Right of Holders of Senior Debt..............................    53
SECTION 11.05.  Obligation of the Company Unconditional..........................................................    53
SECTION 11.06.  Trustee and Paying Agent Entitled to Assume Payments Not Prohibited
                in Absence of Notice.............................................................................    54
SECTION 11.07.  Application by Trustee of Monies Deposited with it...............................................    54
SECTION 11.08.  Subordination Rights Not Impaired by Acts or Omissions of Company
                or Holders of Senior Debt........................................................................    54
SECTION 11.09.  Securityholders Authorize Trustee to Effectuate Subordination of
                Securities.......................................................................................    54
SECTION 11.10.  Right of Trustee to Hold Senior Debt; Compensation Not Prejudiced................................    55
SECTION 11.11.  Article Eleven Not to Prevent Events of Default..................................................    55

ARTICLE TWELVE  MISCELLANEOUS....................................................................................    55

SECTION 12.01.  Trust Indenture Act Controls.....................................................................    55
SECTION 12.02.  Notices..........................................................................................    55
SECTION 12.03.  Communication by Holders with Other Holders......................................................    56
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent...............................................    56
SECTION 12.05.  Statements Required in Certificate or Opinion....................................................    56
SECTION 12.06.  When Treasury Securities Disregarded.............................................................    57
SECTION 12.07.  Rules by Trustee and Agents......................................................................    57
SECTION 12.08.  Legal Holidays...................................................................................    57
SECTION 12.09.  Governing Law....................................................................................    57
SECTION 12.10.  No Adverse Interpretation of Other Agreements....................................................    57
SECTION 12.11.  No Recourse Against Others.......................................................................    57
SECTION 12.12.  Successors.......................................................................................    57
SECTION 12.13.  Duplicate Originals..............................................................................    57
SECTION 12.14.  Effective Date...................................................................................    58
SECTION 12.15.  Severability.....................................................................................    58

SIGNATURES.......................................................................................................    58
ACKNOWLEDGMENTS..................................................................................................    58

EXHIBIT A - FORM OF SECURITY
EXHIBIT B - FORM OF OFFICERS' CERTIFICATE
EXHIBIT C - FORM OF OPINION OF NIXON PEABODY LLP

                  INDENTURE dated as of December 18, 2003 between Lexington Precision Corporation, a Delaware corporation (the "Company"), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee").

                  WHEREAS, all conditions and requirements necessary to make this Indenture a valid, binding, and legal instrument in accordance with the terms hereof have been performed and fulfilled and the execution, delivery, and performance hereof by the Company have been in all respects duly authorized;

                  WHEREAS, upon the execution and delivery of the Indenture in accordance with the terms hereof, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

                  WHEREAS, upon the execution and authentication of the Securities in accordance with the terms hereof, the Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

                  WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture and has delivered to the Trustee a copy of a Board Resolution authorizing the execution of this Indenture; and

                  WHEREAS, this Indenture confirms through the definition of "Restricted Subsidiary" contained herein, that Lexington Rubber Group, Inc. is a Restricted Subsidiary of the Company.

                  NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

                  "Additional Assets" means (i) any property or assets substantially related to the primary businesses of the Company and its Subsidiaries as of the effective date of this Indenture, (ii) the Capital Stock of a Person engaged in a business substantially related to the primary business of the Company and its Subsidiaries as of the effective date of the Indenture that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of

Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such stock (whether or not currently exercisable) and any Person who is an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Agent" means any Registrar, Paying Agent, or co-Registrar. See Section 2.03.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale leaseback but excluding any such transactions permitted by Section 5.01) by the Company or any Restricted Subsidiary to any Person other than the Company or any Wholly Owned Subsidiary, of any (i) of the Capital Stock of any Restricted Subsidiary, (ii) of the assets or property of any division or line of business of the Company or any Restricted Subsidiary or (iii) other assets of the Company or any Restricted Subsidiary, in each case other than dispositions of assets or property at fair market value in the ordinary course of business.

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution, such action may be taken by any committee of the Board of Directors or any officer or employee of the Company authorized to take such action by a Board Resolution.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Stock" means any and all shares, interests, options, warrants and similar rights (other than debt securities convertible into or exchangeable for capital stock or options, warrants and similar rights to acquire debt securities convertible into or exchangeable for Capital Stock provided that none of such Capital Stock is Redeemable Stock or Exchangeable Stock) participations or other equivalents (however designated) or capital stock of a corporation or any and all equivalent ownership interest in a Person (other than a corporation).

                  "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Change of Control" means the "beneficial ownership" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an underwriter engaged in a firm commitment underwriting on behalf of the Company or a Subsidiary and other than one or more Permitted Holders or any "group" (as such term is used in Rule 13d-5 under the Exchange Act) of which any one or more of the Permitted Holders is a member, of more than 50% of the total voting power of the Voting Stock of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of Article Five and thereafter means the successor.

                  "Consolidated Coverage Ratio," as of any date of determination, means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) the Consolidated Interest Expense for such four fiscal quarters; provided, however, that if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (x) such new Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (y) the repayment, redemption, repurchase, defeasance or discharge of any Indebtedness repaid, redeemed, repurchased, defeased or discharged with the proceeds of such new Indebtedness as if such repayment, redemption, repurchase, defeasance or discharge had been made on the first day of such period; provided, further, that if within the period during which EBITDA or Consolidated Interest Expense is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and (y) the Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness for which neither the Company nor any Restricted Subsidiary shall continue to be liable as a result of any such Asset Sale or repaid, redeemed, defeased, discharged or otherwise retired in connection with or with the proceeds of the assets or Capital Stock that are the subject of such Asset Sales for such period; and provided, further, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA for such period shall be calculated, after giving pro forma effect thereto (and without regard to clause (ii) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                  "Consolidated Interest Expense" means, for any period, the sum, without duplication, of (a) the total interest expense of the Company and its consolidated subsidiaries other than Unrestricted Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, including, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) amortization of capitalized interest,
(iv) non-cash interest payments, (v) commissions, discounts and other fees and charges paid with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such subsidiary under any guarantee of Indebtedness or other obligation of any other Person and
(vii) net costs incurred during such period under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges (including amortization of fees); (b) Preferred Stock dividends paid during such period in respect of all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary and (c) the cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any person (other than the Company or a Restricted Subsidiary) in connection with loans incurred by such employee stock ownership plan to purchase Capital Stock of the Company.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles; provided however, that there shall not be included in such Consolidated Net
Income:

                           (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period and prior periods shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income (other than with respect to an Unrestricted Subsidiary, in which case the Company's equity in any such net loss shall not be so included);

                           (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                           (iii) any gain (but not loss, except to the extent of gains recorded during such period) realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss, except to the extent of gains recorded during such period) realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person;

                           (iv) the cumulative effect of a change in accounting principles;

                           (v)      any Recapitalization Expenses; and

                           (vi) any gain realized by the Company on the repurchase of the Senior Note in connection with the Recapitalization.

                  "Consolidated Net Worth" means shareholders' equity on a consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles then in effect and, for an interim period, on a basis substantially consistent with generally accepted accounting principles then in effect.

                  "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

                  "EBITDA" for any period means the sum of Consolidated Net Income (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Sales), plus the following to the extent included in calculating Consolidated Net Income: (a) all income tax expense, (b) Consolidated Interest Expense, (c) depreciation expense, (d) amortization expense and (e) to the extent not already included in (a) through (d) above, Recapitalization Expenses (including any amortization of Recapitalization Expenses), in each case for such period.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

                  "Exchange Offer" means the offer commenced by the Company on or about July 10, 2002, as amended and supplemented, to exchange Securities issued under this Indenture, and warrants to purchase common stock of the Company for the Company's outstanding Old Notes.

                  "Exchangeable Stock" means any Capital Stock which by its terms is exchangeable or convertible at the option of any Person other than the Company into another security (other than Capital Stock which is neither Exchangeable Stock nor Redeemable Stock).

                  "Foreign Asset Sale" means an Asset Sale in respect of the Capital Stock or assets of a Foreign Subsidiary or a Restricted Subsidiary of the type described in Section 936 of the Code to the extent that the proceeds of such Asset Sale are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

                  "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia.

                  "Guarantee" means as applied to any obligation (other than an obligation arising from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business), without duplication, (i) a guarantee, direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to insure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including the payment of amounts drawn down under letters of credit.

                  "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                  "Incur" means, as applied to any obligation, to create, incur, issue, assume, guarantee or in any other manner become liable with respect to, contingently or otherwise, such obligation, and "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the effective date of this Indenture) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as (i) such amendment, modification or waiver does not (A) increase the principal or premium thereof or interest rate thereon, (B) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (C) if such Indebtedness is contractually subordinated in right of payment to the Securities, modify or affect, in any manner adverse to the Holders, such subordination, or (D) if the Company is the obligor thereon, provide that a Restricted Subsidiary shall be an obligor and
(ii) such Indebtedness would, after giving effect to such amendment, modification or waiver as if it were an Incurrence, comply with clause (i) of the first proviso to the definition of "Refinancing Indebtedness."

                  "Indebtedness" of any Person means, without duplication,

                           (i) the principal of and premium (if any such premium is then due and owing) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                           (ii) all Capitalized Lease Obligations of such person;

                           (iii) all obligations of such Person Incurred as the deferred purchase price of property or services (other than trade accounts payable and accrued expenses, arising in the ordinary course of business which are payable within 90 days after goods are delivered or services rendered), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement;

                           (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or to the extent such letters of credit are otherwise collateralized by cash, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                           (v) the amount of all obligations of such Person with respect to the scheduled redemption, repayment or other repurchase of any Redeemable Stock and, with respect to any Restricted Subsidiary, any other Preferred Stock (but excluding in each case any accrued dividends);

                           (vi) all obligations of other Persons of the type referred to in clauses (i) through (v) and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                           (vii) all obligations of other Persons of the type referred to in clauses (i) through (vi) secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligations being deemed to be the lesser of the fair market value of such property or assets or the amount of the obligations so secured;

provided, however, that Indebtedness shall not include trade accounts payable or accrued expenses arising in the ordinary course of business.

                  "Indenture" means this Indenture, as it may hereafter be amended, restated, or supplemented from time to time.

                  "Investment" in any Person means any loan or advance to, Guarantee of any obligations of, any acquisition for value of Capital Stock, equity interest, obligation or other security of, capital contribution to or other investment in, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04 only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; and
(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

                  "Junior Notes" means the Company's 13% Junior Subordinated Notes due November 1, 2009, to be outstanding upon the completion of the Recapitalization, as amended from time to time.

                  "Lien" means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "LRGI" means Lexington Rubber Group, Inc., a Delaware corporation, and its successors and assigns.

                  "Maximum Principal Amount" means the sum of (a) the aggregate principal amount of Old Notes tendered pursuant to the Exchange Offer and not withdrawn and (b) the interest accrued on such Old Notes from August 1, 1999, through the day before the date the Exchange Offer is consummated.

                  "Metals Group" means the business of the Company described in the Annual Report of the Company on Form 10-K for the year ended December 31, 2001 as its "Metals Group."

                  "Net Available Cash" means the cash payments received by the Company or a Restricted Subsidiary in connection with an Asset Sale (including any cash received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and if received in a currency other than United States dollars, such payments shall not be deemed received until the earliest time at which such currency is, or could freely be, converted into United States dollars) net of all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, local and foreign taxes required to be paid or accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Sale, and in each case net of all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultancy and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. See Sections 12.04 and 12.05.

                  "Old Notes" means the $27,412,125 aggregate outstanding principal amount of the Company's 12 3/4% Senior Subordinated Notes due February 1, 2000.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05.

                  "Pari passu," as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinated in right of payment to any other Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinated to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Permitted Holder" means Warren Delano, Michael A. Lubin or any of their respective Affiliates.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Plan" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan, stock appreciation right plan or similar plan or arrangement of the Company or any Restricted Subsidiary, or any successor plan thereof.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a debt security means the principal of the security plus, when appropriate, the premium, if any (including any payments in respect of a Change of Control Offer or Asset Sale Offer), on the security.

                  "Recapitalization" means the execution and delivery of this Indenture, the consummation of the Exchange Offer, the issuance of the Securities and certain warrants to purchase common stock of the Company, the repurchase of the Senior Note, the issuance of the Junior Notes together with shares of Common Stock and Warrants in exchange for the Company's outstanding junior subordinated notes and claims for interest thereunder on or about the date of execution and delivery of this Indenture, the completion and/or amendment of secured financing arrangements for the Company and its Subsidiaries effected on or about the date of execution and delivery of this Indenture, the entering into of certain agreements or arrangements with, and the delivery of certain instruments to, certain trade creditors of the Company and its Subsidiaries in respect of the payment of outstanding trade accounts payable and any Indebtedness arising as a result thereof, effected on or about the date of execution and delivery of this Indenture, the obtaining of consents of creditors of the Company in connection with the foregoing, and the payment of Recapitalization Expenses.

                  "Recapitalization Expenses" means legal, accounting, investment banking, consulting, printing, engraving, registration, blue sky and other reasonable fees and expenses Incurred by the Company and its Subsidiaries that are directly attributable to the Recapitalization, including, without limitation, any fees payable to the Company's secured lenders or to holders of the Securities or the Junior Notes.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed (other than upon a change of control or asset sale) on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof (other than upon a change of control or asset sale) at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have correlative meanings) any

Indebtedness existing on the effective date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness is contractually subordinated in right and priority of payment to the Securities to at least the same extent (if any) as the Indebtedness being refinanced or such refinancing is not prohibited by under Section 4.05, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the Stated Maturity of the Securities, (iii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and
(iv) such Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding (plus reasonable fees and expenses, including any premium and defeasance costs) under the Indebtedness being refinanced; and provided, further, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary that refinances Indebtedness of the Company.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividend or any other distribution of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock (other than (x) a dividend or distribution payable solely in Capital Stock or rights to acquire Capital Stock (other than Redeemable Stock or Exchangeable Stock), (y) a dividend or distribution payable solely to the Company or a Restricted Subsidiary, or (z) a pro rata dividend or other distribution made by a Subsidiary that is not a wholly owned Subsidiary to the Company, one or more Subsidiaries and minority stockholders (or owners of any equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any direct or indirect parent of the Company, or the exercise by the Company of any option to exchange any Capital Stock that by its terms is exchangeable solely at the option of the Company (other than into Capital Stock of the Company) which is neither Exchangeable Stock nor Redeemable Stock, (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) the making of any Investment in any Unrestricted Subsidiary, or any Affiliate of the Company other than a Restricted Subsidiary or a Person which will become a Restricted Subsidiary as a result of any such Investment (and other than a loan or advance to any employee permitted under Section 4.06(b)(v)); provided, however, that the foregoing shall not include any of the transactions comprising the Recapitalization.

                  "Restricted Subsidiary" shall mean LRGI, and any other Subsidiary that is not an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means the Securities as amended or supplemented from time to time that are issued under this Indenture.

                  "Senior Debt" means all Indebtedness (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings of such Indebtedness, as the same may be renewed, amended, extended or refunded from time to time) unless the instrument under which such Indebtedness is created, incurred or assumed or guaranteed expressly provides that such Indebtedness is not senior in right of payment to the Securities, but Senior Debt does not include (a) Indebtedness of the Company to any of its subsidiaries or Affiliates (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (b) any Indebtedness or liability for compensation to employees of the Company, or incurred for the purchase of goods, materials or services in the ordinary course of business and which constitutes a trade payable even if overdue (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (c) any liability for federal, state, local or other taxes owed or owing by the Company,
(d) any Indebtedness, guarantee or obligation that is contractually subordinate or junior in right and priority of payment to the Securities, (e) any payments or obligations in respect of any Preferred Stock, Redeemable Stock or Exchangeable Stock, and (f) that portion of any Indebtedness that at the time of issuance is issued in violation of this Indenture.

                  "Senior Debt Ratio," as of any date of determination, means the ratio of (i) the sum, without duplication, of (x) the Senior Debt of the Company plus (y) the Indebtedness of all Restricted Subsidiaries, to (ii) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available; provided, however, that if within the period during which EBITDA is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period; and provided, further, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA for such period shall be calculated, giving pro forma effect thereto (and without regard to clause (ii) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or Capital Stock, the amount of income or earnings relating thereto shall be determined in good faith by a responsible financial or accounting Officer of the Company.

                  "Senior Note" means the Company's senior, unsecured notes due April 30, 2002, in the outstanding principal amount of $7,500,000.

                  "Series B Preferred Stock" means the $8 Cumulative Convertible Preferred Stock, Series B of the Company.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred) which is contractually subordinate or junior in right of payment to the Securities.

                  "Subsidiary" means (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, entitled to elect a majority of the board of directors of such corporation is at the time, directly or indirectly, owned or controlled by the Company, by a Subsidiary or Subsidiaries of the Company, or by the Company and a Subsidiary or Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or Subsidiaries of the Company, or the Company and a Subsidiary or Subsidiaries of the Company, directly or indirectly, at the date of determination, has at least a majority ownership interest.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

                  "Total Debt Ratio," as of any date of determination, means the ratio of (i) the total Indebtedness of the Company and its Restricted Subsidiaries, determined on a consolidated basis, to (ii) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available; provided, however, that if within the period during which EBITDA is measured, the Company or any of its Restricted Subsidiaries shall have made any Asset Sales, (x) the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period; and provided, further, that if the Company or any Restricted Subsidiary shall have made any acquisition of assets or Capital Stock (occurring by merger or otherwise) since the beginning of such period (including any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder) the EBITDA for such period shall be calculated, giving pro forma effect thereto (and without regard to clause (ii) of the proviso to the definition of "Consolidated Net Income"), as if such acquisition of assets or Capital Stock took place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or Capital Stock, the amount of income or earnings relating thereto shall be determined in good faith by a responsible financial or accounting Officer of the Company.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the terms of this Indenture and thereafter means the successor.

                  "Trust Officer" means any Vice President, any Assistant Vice President or any assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters, and also means, with respect to a particular trust matter, any other authorized officer of the Trustee to whom such matter is referred.

                  "United States" means the United States of America.

                  "Unrestricted Subsidiary" means (i) any Subsidiary that as of the time of determination shall have theretofore been designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and not redesignated as a Restricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary that is not a subsidiary of the Subsidiary to be so designated; provided, however, that either
(A) the Subsidiary to be designated has total assets of One Thousand Dollars ($1,000) or less or (B) if such Subsidiary has assets greater than One Thousand Dollars ($1,000), that such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that any such redesignation shall be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Restricted Subsidiary for purposes of Section 4.05 as of the date of such redesignation to the extent that such Indebtedness does not already constitute Indebtedness of the Company or one or more of its Restricted Subsidiaries, and, provided, further, that immediately after giving effect to such designation (x) the Company could Incur One Dollar ($1.00) of additional Indebtedness under Section 4.05(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions; provided, however, that the failure to so file such resolution or Officers' Certificate with the Trustee shall not impair or affect the validity of such designation.

                  "Voting Stock" with respect to any Person means the Capital Stock normally entitled to vote in elections of the Board of Directors.

                  "Wholly Owned Subsidiary" means a Subsidiary (other than an Unrestricted Subsidiary) all the Capital Stock of which (other than directors' qualifying shares or shares held for the benefit of the Company or a Restricted Subsidiary for the purpose of maintaining the limited liability status of such Subsidiary) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02. Other Definitions.

         Term                                              Defined in Section
"Affiliate Transaction"                                            4.06
"Application Period"                                               4.07
"Asset Sale Offer"                                                 4.07
"Asset Sale Offer Amount"                                          4.07
"Asset Sale Purchase Date"                                         4.07
"Assumed Indebtedness"                                             4.08
"Bankruptcy Law"                                                   6.01
"Change of Control Offer"                                          4.08
"Change of Control Purchase Date"                                  4.08
"Custodian"                                                        6.01

         Term                                              Defined in Section
"Defaulted Interest"                                               2.11
"Event of Default"                                                 6.01
"Legal Holiday"                                                   12.08
"Offer Period"                                                     4.07
"Paying Agent"                                                     2.03
"Payment"                                                         11.02
"Registrar"                                                        2.03
"U.S. Government Obligations"                                      8.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms incorporated by reference in and made a part of or used in this Indenture have the following meaning:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company.

                  All other TIA terms incorporated by reference in and made a part of or used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

SECTION 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                           (1)      a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                           (3)      "or" is not exclusive; and

                           (4) words in the singular include the plural, and in the plural include the singular.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Form and Dating.

                  The Securities shall be issuable as registered securities without coupons and in denominations provided for substantially in the form of Exhibit A, which is a part of this Indenture. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Officers of the Company executing the same may determine with the approval of the Trustee.

                  The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them; provided that the Securities shall conform to the requirements of this Indenture and Exhibit A hereto which is a part of this Indenture. Each Security shall be dated the date of its authentication.

SECTION 2.02. Execution and Authentication.

                  Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities in facsimile form. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper Officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such officer.

                  A Security shall not be valid or obligatory until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, which order shall specify the aggregate principal amount to be issued and the date of issuance, the Trustee shall authenticate Securities for original issue in such aggregate principal amount as specified in such order, which shall be an amount equal to the Maximum Principal Amount. The aggregate principal amount of Securities outstanding at any time may not exceed the Maximum Principal Amount, except as provided in Sections 2.07 and 2.08.

SECTION 2.03. Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where

Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-Registrars, and one or more additional Paying Agents; provided that the co-Registrar shall not keep the aforesaid register. The term "Paying Agent" includes any additional paying agent. Upon receipt of the Company's written consent, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                  The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Paying Agent. The Company shall notify the Trustee of the name and address of any such Paying Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar and Paying Agent and the Trustee hereby accepts such appointment.

SECTION 2.04. Paying Agent to Hold Money in Trust.

                  Each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities; provided, however, that such Paying Agent shall not have any obligation to pay any interest on such money to the Holders or the Trustee. Each Paying Agent shall notify the Trustee of any default by the Company in making any such payment. While any default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and, upon doing so, the Paying Agent shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.05. Securityholder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least one business day before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Registration, Transfer and Exchange.

                  When a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar or co-Registrar shall register the transfer as requested if the requirements for such transaction are met. Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing and accompanied by all necessary transfer tax stamps attached thereto. When Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar or co-Registrar shall make the exchange as requested if the same requirements are met; provided, however, that the Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (a) during the period of 15 days prior to the first mailing of notice of redemption or (b) after the selection of such Security for redemption. To permit transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any taxes or other government charge that may be imposed in relation thereto.

SECTION 2.07. Replacement Securities.

                  If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and, upon receipt of a written order of the Company signed by two Officers, the Trustee shall authenticate a replacement Security if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, the Holder shall provide an affidavit in form satisfactory to the Trustee and the Company and an indemnity bond in an amount sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.08. Outstanding Securities.

                  Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replacement Security is held by a bona fide purchaser.

                  If the Paying Agent holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on or after that date such Securities cease to be outstanding and interest on them ceases to accrue. Such Securities carry no rights except the right to receive payment.

SECTION 2.09. Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate Temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities without charge. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.10. Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for transfer, exchange, payment or cancellation. The Trustee shall, upon the cancellation and destruction of any Securities, deliver a certificate of destruction to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any interest payment date ("Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant regular record date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or clause (2) below:

                           (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities were registered at the close of business on a regular record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided herein. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his address as it appeared in the Security register on such regular record date for payment of such Defaulted Interest, not less than 10 days prior to such special record date. Notice of the proposed payment of such

                  Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities were registered on such regular record date and shall no longer be payable pursuant to the following Clause (2).

                           (2)      The Company may make payment of any
                  Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 2.12. CUSIP Number.

                  The Company may use a "CUSIP" number when issuing the Securities, and if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

SECTION 2.13. Conditions to Effectiveness of Indenture.

                  The effectiveness of this Indenture shall be subject to the satisfaction of the following conditions precedent:

                           (1) The Company shall have delivered to the Trustee, and to each Holder of an Old Note that is tendered for exchange and not withdrawn pursuant to the Exchange Offer who shall have requested a copy in writing, an Officers' Certificate in the form of Exhibit B to this Indenture; and

                           (2) The Company shall have delivered to the Trustee, and to each Holder of an Old Note that is tendered for exchange and not withdrawn pursuant to the Exchange Offer who shall have requested a copy in writing, an opinion of its counsel, Nixon Peabody LLP, in the form of Exhibit C to this Indenture.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

                  If the Company wants to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed and the applicable redemption price. The notice shall be accompanied by an Officer's Certificate and shall state that the redemption complies with the provisions of this Indenture.

                  The Company shall give such notice and Officer's Certificate provided for in this Section at least 45 days but not more than 60 days before the redemption date.

SECTION 3.02. Selection of Securities to be Redeemed.

                  If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot in accordance with a method the Trustee considers fair and appropriate and which complies with applicable legal and stock exchange requirements, if any. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. If less than all the Securities are to be redeemed, the Trustee may select for redemption only portions of the principal of Securities that have denominations in amounts of $1,000 or integral multiples of $1,000. If less than all the Securities are to be redeemed, Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03. Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at his address as it appears on the registration books of the Registrar.

                  The notice shall identify the Securities to be redeemed, including the CUSIP number, and shall state:

                           (1)      the redemption date;

                           (2)      the redemption price;

                           (3)      the name and address of the Paying Agent;

                           (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

                           (6) the provision of the Indenture or paragraph of the Securities pursuant to which the Securities are to be redeemed.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price. Upon surrender to the Paying

Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

SECTION 3.05. Deposit of Redemption Price.

                  On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on that date.

SECTION 3.06. Securities Redeemed in Part.

                  Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities.

                  The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. SEC Reports.

                  The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA
Section 314(a).

                  So long as the Securities remain outstanding, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Securities Exchange Act of 1934, the Company will cause its financial statements, including any notes thereto, and a "Management's Discussion and Analysis of Financial Condition and Results Of Operations," to be mailed to the Holders within 90 days after the end of each fiscal year and within 45 days after the end of each of the first three fiscal quarters in each year, and such financial statements shall otherwise contain substantially the same information as would have been required to have been furnished to the SEC in any annual or quarterly report, as the case may be. A copy of such statements shall be provided to the Trustee at the same time as it is mailed to the Holders.

SECTION 4.03. Annual and Quarterly Review Certificates.

                  The Company shall file with the Trustee (who shall promptly deliver a copy thereof to any Holder that so requests in writing) within 105 days after the end of each fiscal year of the Company and within 60 days after the end of each other fiscal quarter of the Company, commencing with the first such period to end after the effective date of the Indenture, an Officers' Certificate stating that:

                           (1) the signing officers have supervised a review of the activities of the Company and its Subsidiaries during the fiscal period with respect to which such Officers' Certificate is being issued to determine whether the Company has observed and performed its obligations under this Indenture;

                           (2) to the best knowledge of each officer signing such certificate, the Company has observed and performed all of its covenants in this Indenture and is not in default in the observance and performance of any of the terms, provisions and conditions of this Indenture (or if the Company is in such default, specifying those defaults and the nature thereof of which he has knowledge); and

                           (3) to the best knowledge of each such signing officer, no event has occurred and is continuing which would prohibit payment of the principal or interest on the Securities.

SECTION 4.04. Limitation on Restricted Payments.

                  (a) So long as any of the Securities are outstanding, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless:

                           (i) no Default shall have occurred and be continuing (or would result therefrom);

                           (ii) upon giving effect on a pro forma basis, as if paid, to the proposed Restricted Payment, the Company would be permitted to incur an additional One Dollar ($1.00) of Indebtedness pursuant to Section 4.05(a); provided, however, that solely for purposes of this Section 4.04(a)(ii), the Consolidated Coverage Ratio determined pursuant to Section 4.05(a) shall be calculated on a pro forma basis as if the Company had incurred an amount of Indebtedness equal to the amount of such Restricted Payment and all other Restricted Payments theretofore made in respect of the calculation period (such amount of Indebtedness which is assumed to have been incurred being hereafter referred to as the "Assumed Indebtedness") as of the first day of the applicable four consecutive fiscal quarter period with respect to which the Consolidated Coverage Ratio is to be calculated, and that the Company's Consolidated Interest Expense for such period included the interest that the Company would have paid in respect of the Assumed Indebtedness with respect to such period, assuming the interest rate thereon equaled the average interest rate on the Company's outstanding Indebtedness Incurred under Section 4.05(b)(v) hereof for such period; and

                           (iii) upon giving effect, as if paid, to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments subsequent to September 30, 2003, shall not exceed the sum of:

                                    (A)      fifty percent (50%) of aggregate
                           Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2003, to the end of the most recent fiscal quarter for which financial statements are available (or if such Consolidated Net Income is a deficit, minus one hundred percent (100%) of such deficit), and minus one hundred percent (100%) of the amount of any write-downs, write-offs, other negative revaluations and other extraordinary charges (other than relating to Recapitalization Expenses or the amortization thereof) not otherwise reflected in Consolidated Net Income during such period;

                                    (B)      the aggregate Net Cash Proceeds
                           received by the Company after the date hereof from the issuance or sale (other than to a Subsidiary or an employee stock ownership plan) of Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company;

                                    (C)      the aggregate Net Cash Proceeds
                           received by the Company from the issuance or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the date hereof; provided, however, that if such employee stock ownership plan incurs any Indebtedness, such Net Cash Proceeds shall be included only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth resulting from principal repayments made by such employee stock ownership plan with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock;

                                    (D)      the amount by which the principal
                           amount of and any accrued interest on Indebtedness of the Company or its Restricted Subsidiaries (other than Indebtedness in respect of any Subordinated Obligation that was outstanding as of the effective date of this Indenture) is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date hereof of any Indebtedness of the Company or any Restricted Subsidiary for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or the value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                                    (E)      an amount equal to the net
                           reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Unrestricted Subsidiary the aggregate amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary which were treated as Restricted Payments.

                  (b) The failure to satisfy the conditions set forth in paragraphs (ii) and (iii) of Section 4.04(a), and, with respect to the redemption, cancellation or retirement of shares of the Company's Series B Preferred Stock, the failure to satisfy the condition set forth in paragraph (i) of Section 4.04(a) (unless such failure results from the failure to pay when due the interest on or principal of the Securities), shall not prohibit any of the following as long as the conditions set forth in Section 4.04(a)(i) (except as set forth below) is satisfied (and payments made in accordance with the following shall not (except as set forth in paragraph (ii) below) be included in the calculation of Restricted Payments pursuant to paragraph (iii) of Section 4.04(a):

                           (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that notwithstanding Section 4.04(a)(i), the occurrence or existence of a Default (other than a Default arising from the failure to pay when due, by acceleration or otherwise, the interest on or principal of the Securities) shall not prohibit, for purposes of this Section, the making of such purchase or redemption; and provided, further, the Net Cash Proceeds from such sale shall be excluded from clauses (B) and (C) of Section 4.04(a)(iii);

                           (ii) dividends paid within sixty (60) days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that notwithstanding Section 4.04(a)(i), the occurrence or existence of a Default (other than a Default arising from the failure to pay when due, by acceleration or otherwise, the interest on or principal of the Securities) at such time of payment shall not prohibit the payment of such dividends; and provided, further, that such dividends shall be included in the calculation of the amount of Restricted Payments for purposes of Section 4.04(a)(iii);

                           (iii) any declaration or payment of dividends on, and any redemption, cancellation or retirement of, the Series B Preferred Stock required, but only to the extent so required (and in no event prior to the date on which any such declaration, payment, redemption, cancellation or other retirement is mandatorily required), by the terms of the Company's Restated Certificate of Incorporation as in effect on the date hereof without amendment; or

                           (iv)     any payment of Recapitalization Expenses.

SECTION 4.05. Limitation on Incurrence of Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (other than the Securities and any other Indebtedness outstanding as of the effective date of this Indenture) unless, after giving effect thereto, the Consolidated Coverage Ratio determined at the time of such Incurrence is greater than or equal to 2.50, the Senior Debt Ratio is less than or equal to 2.50, and the Total Debt Ratio is less than or equal to 4.50.

                  (b) Notwithstanding the foregoing, this Section 4.05 shall not limit the ability of the Company or any Restricted Subsidiary to Incur the following Indebtedness:

                           (i)      Refinancing Indebtedness;

                           (ii) In addition to any Indebtedness otherwise permitted to be Incurred pursuant to this Section 4.05, up to Five Million Dollars ($5,000,000) aggregate principal amount of Indebtedness of the Company and Restricted Subsidiaries at any one time outstanding;

                           (iii) Indebtedness of the Company that is owed to and held by one or more Wholly Owned Subsidiaries and Indebtedness of a Wholly Owned Subsidiary which is owed to and held by the Company and one or more Wholly Owned Subsidiaries; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or by a Wholly-Owned Subsidiary, as the case may be;

                           (iv) Indebtedness Incurred, in the form of revolving loans, letters of credit and acceptances, term loans, or any one or more of the foregoing, for the purpose of financing the working capital needs and capital expenditures of the Company and its Subsidiaries or for any other purpose not prohibited by this Indenture; provided, however, that after giving effect to the Incurrence of such Indebtedness and any substantially simultaneous use of proceeds thereof the aggregate principal amount of all such Indebtedness Incurred pursuant to this clause (iv) and then outstanding immediately after such Incurrence and such use of proceeds shall not exceed the sum of (x) Thirty-five Million Dollars ($35,000,000), (y) sixty-five percent (65%) of the net book value of the inventory, as defined in accordance with generally accepted accounting principles, and (z) ninety percent (90%) of the net book value of the receivables as defined in accordance with generally accepted accounting principles, of the Company and its Restricted Subsidiaries on a consolidated basis at such time;

                           (v) Indebtedness of a Subsidiary issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that the Company would have been able to Incur such Indebtedness at the time pursuant to
                  Section 4.05(a) and provided that the holders of such Indebtedness do not, at any time, have direct or indirect recourse to any property or assets of the Company and its Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries, including the Capital Stock thereof except to the extent such recourse exists pursuant to a Guarantee which constitutes Indebtedness permitted to be Incurred under Section 4.05(a);

                           (vi)     Other indebtedness outstanding upon
                  completion of or Incurred in connection with the Recapitalization;

                           (vii) Indebtedness of the Company or any Wholly Owned Subsidiary assumed by the Company or a Wholly Owned Subsidiary, as the case may be, in connection with the sale, transfer or other disposition (including, without limitation, by way of merger or consolidation) of assets of the Company or any Wholly Owned Subsidiary to the Company or a Wholly Owned Subsidiary; or

                           (viii) guarantees by the Company or a Restricted Subsidiary of Indebtedness of a Restricted Subsidiary otherwise permitted to be Incurred under this Section.

                  (c) Notwithstanding Sections 4.05(a) and 4.05(b), the Company shall not issue any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations (other than as contemplated by Section 4.05(b)(vi), provided, however, that in no event shall the Company be permitted to repay, prepay, redeem, defease, retire, refund or refinance Junior Notes by reason of this parenthetical phrase) unless such repayment, prepayment, redemption, defeasance, retirement or refunding is not prohibited by Section
4.04 or 4.06 or unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

SECTION 4.06. Transactions with Affiliates.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms thereof taken as a whole are not less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable arm's length transaction with an unrelated third Person, (ii) such transaction or series of related transactions shall have been approved as meeting such standard, in good faith, by a majority of the disinterested members of the Board of Directors of the Company (even though such majority may constitute less than a quorum of the entire Board of Directors) as evidenced by a Board Resolution and (iii) if the amount of such transaction or the aggregate amount of such series of transactions is greater than $5,000,000, the Company or such Restricted Subsidiary shall have received an opinion from an independent investment banking firm that such transaction or series of transactions is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate which shall (x) specify the aggregate dollar amount of all Affiliate Transactions occurring during such year involving individually in excess of $60,000 and (y) briefly describe the nature of such Affiliate Transactions.

                  (b) The foregoing restriction shall not apply to (i) the payment of any Restricted Payment which is permitted to be paid pursuant to
Section 4.04; (ii) any issuance of securities, or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors which are (1) payable in consideration for services actually rendered and (2) comparable to those generally paid or made available by entities engaged in the same or similar businesses as the Company; (iii) the grant of stock options, restricted stock awards, stock appreciation rights or similar rights to employees, agents and directors of the Company pursuant to Plans approved by the Board of Directors;
(iv) loans or advances to employees in the ordinary course of business; (v) payments by the Company and any of its Subsidiaries pursuant to any tax sharing agreement among the members of the consolidated group of corporations of which the Company is the common parent, provided that such tax sharing agreement does not, in the good faith determination of the Board of Directors, adversely affect the ability of the Company to make all payments of principal and interest on the Securities as and when due; (vi) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries; (vii) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries; (viii) the transactions constituting the Recapitalization; and (ix) the agreement to do any of the foregoing.

                  (c) Notwithstanding anything else to the contrary herein, in no event shall the Company and its Subsidiaries make any payment or payments (excluding any payments made in the form of Capital Stock), to Lubin, Delano & Company or any partner thereof, any member of the immediate family (as such term is used in Item 404(a) of SEC Regulation S-K) of any partner of Lubin, Delano & Company or any Affiliate of Lubin, Delano & Company or any partner thereof in connection with the performance of investment banking or other services with respect to the Recapitalization.

SECTION 4.07. Sales of Assets.

                  (a) Neither the Company nor any Restricted Subsidiary shall consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors, of the shares or assets subject to such Asset Sale (including the value of any noncash consideration), (ii) with respect to any Asset Sale involving total consideration in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), at least 80% of the consideration therefor (exclusive of indemnities and assumptions of liabilities other than Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to one hundred percent (100%) of the Net Available Cash is applied by the Company (or such Subsidiary, as the case may be) as set forth herein. For the purposes of this Section, the following are deemed to be cash: (x) any Indebtedness (as reflected on the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary (but not of any Unrestricted Subsidiary) for which neither the Company nor any Restricted Subsidiary will continue to be liable, directly or indirectly, as a result of such Asset Sale; and (y) securities received by the Company or any Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash. Nothing in this Section 4.07 shall prohibit the Company or any Subsidiary from transferring assets, properties or Capital Stock of any Subsidiary to any Wholly-Owned Subsidiary or to the Company, nor shall the provisions of this Section be applicable to any such transfer. The Company shall not permit any

Unrestricted Subsidiary to make any Asset Sale unless such Unrestricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets so disposed of as determined in good faith by the Board of Directors.

                  (b) Within two hundred seventy (270) days (such two hundred seventy (270) days being the "Application Period") following the consummation of an Asset Sale (or in the case of Net Available Cash from the conversion of securities, within two hundred seventy (270) days after the receipt of such cash), the Company or such Restricted Subsidiary shall apply the Net Available Cash from such Asset Sale as follows: (i) first, to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); (ii) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (i), and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Debt or any Indebtedness of such Restricted Subsidiary), to prepay, repay or purchase Senior Debt or Indebtedness (other than any Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); provided, however, that nothing contained in this clause (ii) shall prohibit or otherwise impair the Company from subsequently increasing, at any time and from time to time, the amount of such Senior Debt or Indebtedness to the extent that the Incurrence of such Senior Debt or Indebtedness is permitted pursuant to Section 4.05 hereof (and no violation of this Section shall be deemed to have occurred as a consequence of any such subsequent increase), (iii) third, to the extent of the balance of such Net Available Cash after application in accordance with clause (i) and (ii), and to the extent the Company or such Restricted Subsidiary elects, to purchase Securities; (iv) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (i), (ii) and (iii), to make an offer to purchase Securities pursuant to and subject to the conditions of
Section 4.07(c); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (ii) or (iii) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, except that nothing contained in the foregoing proviso shall prohibit or otherwise impair the Company from subsequently increasing, at any time (other than substantially contemporaneous with such prepayment, repayment or purchase) and from time to time, the amount of such loan commitment to the extent necessary to permit the Incurrence of Senior Debt or Indebtedness of a Restricted Subsidiary which Indebtedness is otherwise permitted pursuant to Section 4.05 hereof (and no violation of this Section shall be deemed to have occurred as a consequence of any such subsequent increase). Notwithstanding the foregoing, the Company shall not be required to apply Net Available Cash in accordance with this
Section 4.07 except to the extent that the aggregate Net Available Cash from all Assets Sales exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) per fiscal year. To the extent that any Net Available Cash remains after the application of such Net Available Cash in accordance with this paragraph, the Company or such Restricted Subsidiary may utilize such remaining Net Available Cash in any manner not otherwise prohibited by this Indenture.

                  If Indebtedness of the Company issued after the date of the Indenture and ranking pari passu in right of payment with the Securities is at the time outstanding, and the terms of such Indebtedness provide that a similar offer is to be made with respect thereto, then the Asset Sale Offer for the Securities shall be made concurrently with such other offer, and the Securities and such other Indebtedness shall be accepted pro rata in proportion to the respective aggregate principal amounts which the holders of Securities and such Indebtedness, respectively, elect to have redeemed.

                  To the extent that any or all of the Net Available Cash of any Foreign Asset Sale is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Available Cash so affected shall not be required to be applied at the time provided above, but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all actions required by the applicable local law to permit such repatriation). Once such repatriation of any such affected Net Available Cash is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Available Cash will be applied in the manner set forth in this Section.

                  To the extent that the Board of Directors determines, in good faith, that repatriation of any or all of the Net Available Cash of any Foreign Asset Sale would have a material adverse tax consequence, the Net Available Cash so affected may be retained by the applicable Restricted Subsidiary for so long as such material adverse tax consequence would continue.

                  Notwithstanding the foregoing, this Section shall not apply to, or prevent, (i) any sale of assets, property, or Capital Stock of Subsidiaries to the extent that the fair market value (as determined in good faith by the Board of Directors) of such assets, property, or Capital Stock of Subsidiaries, together with the fair market value of all other assets, property, or Capital Stock of Subsidiaries sold, transferred or otherwise disposed of in Asset Sales during the 12 month period preceding the date of such sale, does not exceed $1,000,000, or (ii) any sale of trade accounts receivable in connection with customary forms of receivables financing transactions.

                  (c) Subject to the last sentence of this paragraph, in the event of an Asset Sale that requires the purchase of Securities pursuant to
Section 4.07(b)(iv), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Asset Sale Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Asset Sale Purchase Date in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(d). If the aggregate purchase price of Securities tendered pursuant to the Asset Sale Offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company shall apply the remaining Net Available Cash in accordance with the last sentence of the first paragraph of
Section 4.07(b). The Company shall not be required to make an Asset Sale Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.07(b)(i), (ii) and (iii)) is less than One Million Dollars ($1,000,000).

                  (d) (1) Promptly, and in any event prior to the two hundred thirtieth (230th) day after the later of the date of each Asset Sale as to which the Company must make an Asset Sale Offer or the receipt of Net Available Cash therefrom, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to proration as hereinafter described in the event the Asset Sale Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than thirty (30) days, nor more than sixty (60) days, after the date of such notice (the "Asset Sale Purchase Date") and shall also state that:

                  (A) the Asset Sale Offer is being made pursuant to this Section;

                  (B) any Security not surrendered or accepted for payment will continue to accrue interest;

                  (C) any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                  (D) any Holder electing to have a Security purchased (in whole or in part) pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice at least five (5) Business Days before the Asset Sale Purchase Date; and

                  (E) any Holder will be entitled to withdraw his or her election if the Paying Agent receives, not later than three (3) Business Days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Security purchased.

                  (2) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided herein, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Asset Sale Offer (the "Asset Sale Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales as a result of which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) funds in an amount equal to the Asset Sale Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Asset Sale Offer remains open (the "Offer Period"), the Company shall deliver, or cause to be delivered, to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on the Asset Sale Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered, or caused to be delivered, by the Company to the Trustee is less than the Asset Sale Offer Amount, the Paying Agent shall deliver the excess to the Company as soon as practicable after the expiration of the Offer Period.

                  (3) Holders electing to have a Security purchased will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security duly completed, to the Company or the Paying Agent as specified in, and at the address specified in, the notice at least five (5) Business Days prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives not later than three (3) Business Days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that, to the extent practicable, only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.08. Change of Control.

                  In the event of a Change of Control, the Company shall make an offer to purchase (the "Change of Control Offer") the Securities then outstanding at a purchase price equal to one hundred percent (100%) of the principal amount thereof plus accrued and unpaid interest to the Change of Control Purchase Date (as defined below) on the terms set forth in this Section. The date on which the Company shall purchase the Securities pursuant to this Section (the "Change of Control Purchase Date") shall be no earlier than 30 days, nor later than 60 days, after the notice referred to below is mailed, unless a longer period shall be required by law. The Company shall notify the Trustee in writing promptly after the occurrence of any Change of Control of the Company's obligation to offer to purchase all of the Securities.

                  Notice of a Change of Control Offer shall be mailed by the Company to the Holders of the Securities at their last registered address (with a copy to the Trustee and the Paying Agent) within thirty (30) days after a Change of Control has occurred. The Change of Control Offer shall remain open from the time of mailing until five (5) Business Days before the Change of Control Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities (in whole or in part) pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

     (a) that the Change of Control Offer is being made pursuant to this Section;

     (b)  the purchase price and the Change of Control Purchase Date;

     (c) that any Security not surrendered or accepted for payment will continue to accrue interest;

     (d) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

     (e) that any Holder electing to have a Security purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice at least five (5) Business Days before the Change of Control Purchase Date; and

     (f) that any Holder will be entitled to withdraw his or her election if the Paying Agent receives, not later than three (3) Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have the Security purchased.

                  On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof surrendered and properly tendered, and not withdrawn, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating that such Securities have been accepted for payment by the Company and instructing the Trustee to cancel such Securities. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.09. Prohibition Against Becoming an Investment Company.

                  The Company shall not, and shall not permit a Subsidiary, to
(i) register as an investment company under the Investment Company Act of 1940, or (ii) conduct its business or take any action so as to subject the Company or any Subsidiary to regulation as an investment company under the Investment Company Act of 1940 pursuant to an order of the Commission which remains unstayed and in effect for 60 days.

SECTION 4.10. Limitation on Ranking of Future Debt.

                  The Company will not incur, issue, assume or guarantee any indebtedness which is senior in right of payment to the Securities and which is subordinate or junior in right of payment to any other Senior Debt. For purposes of this Section 4.10, any Indebtedness of the Company (other than by virtue of a Guarantee), whether or not contractually subordinate in right of payment to the Securities, which is secured by any assets of the Company or any Restricted Subsidiary shall be deemed to be "senior" in right of payment to the Securities.

SECTION 4.11. Maintenance of Office or Agency.

                  So long as any of the Securities remain outstanding, the Company shall maintain in the City of New York, State of New York an office or agency where (a) Securities may be presented or surrendered for payment, (b) Securities may be surrendered for registration or transfer or exchange and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in or designated pursuant to Section 12.02.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York, the State of New York for such purposes.

SECTION 4.12. Transfer of Metals Group.

                  The Company shall not sell, assign, or transfer the Metals Group to an Unrestricted Subsidiary of the Company and, in the event of a sale, assignment, or transfer of the Metals Group to a Subsidiary of the Company, the Company shall not designate such Subsidiary as an Unrestricted Subsidiary.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, etc.

                  The Company shall not consolidate or merge with or into, or transfer all or substantially all of its assets to, any other Person unless (i) the resulting, surviving or transferee Person (if not the Company) is a corporation organized or existing under the laws of the United States or a State thereof, (ii) such Person (if not the Company) expressly assumes by supplemental indenture, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, (iii) such Person (if not the Company) has a Consolidated Net Worth immediately after such transaction at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction, (iv) such Person would be able, immediately after such transaction to incur $1.00 of additional Indebtedness pursuant to Section 4.05(a), and (v) immediately after such transaction, no Default exists; provided, however, that notwithstanding the foregoing, any Wholly-Owned Subsidiary may be merged into the Company (with the Company as the surviving entity). Thereafter all such obligations of the predecessor Person shall terminate. The Company shall deliver to the Trustee prior to any such proposed transaction an Officer's Certificate that such proposed transaction complies with the provisions of this Section.

                                  ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

                  An "Event of Default" occurs if:

                           (1) the Company defaults in the payment, whether or not prohibited by Article Eleven, of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days;

                           (2) the Company defaults in the payment, whether or not prohibited by Article Eleven, of the principal of any Security when the same becomes due and payable at maturity, required repurchase, upon redemption or otherwise;

                           (3) the Company fails to comply with any of its other covenants, conditions or agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;

                           (4) an event or events of default, as defined in any one or more mortgages, indentures or instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company or any Subsidiary (other than the Old Notes), whether such Indebtedness now exists or shall hereafter be created, shall happen which permits the holders of such Indebtedness to declare an aggregate principal amount of at least $250,000 of such Indebtedness to become due and payable prior to the date on which it would otherwise have become due and payable and such event of default shall not have been cured in accordance with the provisions of such instrument, or such Indebtedness shall not have been discharged within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities a written notice specifying such event or events of default and requiring the Company to cause such event of default to be cured, or such Indebtedness to be discharged and stating that such notice is a "Notice of Default" hereunder; provided, however, that the Company is not in good faith contesting in appropriate proceedings the occurrence of such an event of default;

                           (5) a court of competent jurisdiction shall enter a final, non-appealable judgment or judgments for the payment of money in the aggregate in excess of $250,000 against the Company or any Subsidiary (other than in respect of an event or events of default relating to the Old Notes) and the judgment is not rescinded, annulled, stayed or satisfied for a period (during which execution shall not be effectively stayed) of 60 days after the amount of such judgment is determined;

                           (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)      commences a voluntary case,

                                    (B)      consents to the entry of an order
                           for relief against it in an involuntary case,

                                    (C)      consents to the appointment of a
                           Custodian of it or for all or substantially all of its property, or

                                    (D)      makes a general assignment for the
                           benefit of its creditors; or

                           (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)      is for relief against the Company
                           in an involuntary case,

                                    (B)      appoints a Custodian of the Company
                           or for all or substantially all of its property, or

                                    (C)      orders the liquidation of the
                           Company, and the order or decree remains unstayed and in effect for 60 days.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  A default under clause (3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company and the Trustee of the default and the Company does not cure the default within 60 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

                  In the event the Company shall incur any Indebtedness other than Senior Debt which contains a cross-default provision, the Company shall promptly enter into a supplemental indenture to add at least as favorable a provision to this Indenture.

SECTION 6.02. Acceleration.

                  If an Event of Default (other than an Event of Default specified in Sections 6.01(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of, and accrued interest on all the Securities to be due and payable immediately. If an Event of Default specified in Sections 6.01(6) or (7) occurs, all unpaid principal, and accrued interest on the Securities then Outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Upon such declaration such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived (other than the nonpayment of principal of and accrued interest on the Securities which shall have become due by acceleration) and if the rescission would not conflict with any judgment or decree.

SECTION 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may file proofs of claim and maintain proceedings even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults.

                  Subject to Section 9.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences. When a Default is waived, it is cured and no longer continuing.

SECTION 6.05. Control by Majority.

                  The Holders of a majority in principal amount of the outstanding securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of another Securityholder, that would involve the Trustee in personal liability, or if the Trustee does not have sufficient indemnification against any loss or expense.

SECTION 6.06. Limitations on Suits by Holders.

                  No holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in the aggregate principal amount of the Securities then outstanding shall have made a written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the

Trustee; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.07. Rights of Holders to Receive Payment.

                  Subject to Article Eleven and notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal or premium, if any, of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

                  If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

                  The Trustee may, and is appointed the true and lawful attorney-in-fact for the Holders of the Securities to:

                           (1) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property;

                           (2) collect and receive any moneys or property payable or deliverable on account of such claims; and

                           (3) distribute the same after deduction of its charges and expenses to the extent that such charges and expenses are not paid out of the estate in any such proceedings.

SECTION 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                                    First: to the Trustee for amounts due under
                           Section 7.07;

                                    Second: to holders of Senior Debt to the
                           extent required by Article Eleven;

                                    Third: to Securityholders for amounts due
                           and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                                    Fourth: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders under this Section 6.10.

SECTION 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12. Waiver of Usury Law.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time voluntarily (and that it will resist any effort to make it do so involuntarily) insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury law wherever enacted, or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent it may lawfully do so) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee as a result of any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee, at such time as the Trustee has actual knowledge thereof, shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default of which the Trustee has actual knowledge:

                           (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture.

                           (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                           (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee acted in bad faith in ascertaining the pertinent facts.

                           (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds held by the Trustee except to the extent required by law.

SECTION 7.02. Rights of Trustee.

                  In furtherance of and subject to the TIA, and subject to
Section 7.01:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, including, but not limited to, any representation or statement contained therein that no Event of Default has occurred or is continuing, or that no conditions exist that, with the passage of time or the giving of notice or both, would constitute or give rise to an Event of Default, unless the Trustee has actual knowledge to the contrary;

                  (b) any request, direction, order or demand of the Company mentioned herein may, at the request of Trustee, be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed), and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company;

                  (c) the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

SECTION 7.03. Individual Rights of Trustee.

                  Subject to the provisions of the TIA and regulations promulgated thereunder, the Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any recital or statement in the Securities other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, as provided in
Section 12.02, notice of the Default within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.06. Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 in the year following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the trustee when the Securities are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for Trustee's services which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in accordance with any provision of this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

                  The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to defend and hold it harmless from and against, any loss, liability, claim, action, damage, demand, judgment, decree or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises.

                  The Trustee shall not be under any obligation to institute any suit, or to take any remedial action under this Indenture, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable compensation for services, costs and expenses, outlays, and counsel fees and other disbursements, and against all liability not due to its misconduct, gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; however, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company is prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Before the Company assumes the defense of such claim, the Trustee may have separate counsel and the Company shall pay for such counsel's reasonable fees and expenses, provided, however, once the Company has assumed such defense, the Company shall have no obligation to pay, except as provided below, for fees and expenses of such counsel. If, however, such counsel advises the Company and the Trustee as to such claim that the posture of the Company is or may be inconsistent with the posture of the Trustee, then the Trustee may resume the defense of such claim with its counsel and the Company shall pay the reasonable fees and expenses of such counsel incurred after that time. The Company need not pay for any settlement made without its consent.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities. If the Trustee incurs expenses or renders services after an event of default specified in Section 6.01(4) or (5) has occurred, any such expense (including the reasonable fees and expenses of its counsel) and compensation for such services are intended to constitute expenses of administration under any bankruptcy law.

SECTION 7.08. Replacement of Trustee.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

                           (1)      the Trustee fails to comply with Section
                  7.10;

                           (2) the Trustee is adjudged a bankrupt or an insolvent;

                           (3) a receiver or other public officer takes charge of the Trustee or its property; or

                           (4)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company's obligation to make payment of all sums then owing to the Trustee pursuant to Section 7.07 shall survive any such resignation or removal. A successor Trustee shall mail notice of its succession to each Securityholder.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.10. Eligibility; Disqualification.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

SECTION 7.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01. Termination of Company's Obligations.

                  The Company may terminate all of its obligations under the Securities and this Indenture if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) have been delivered to the Trustee cancelled or for cancellation, or (a) the Company will cease to be under any obligation to comply with Articles Four and Five of this Indenture and (b) from and after the ninety-first (91st) day after the conditions set forth below have been satisfied, the Company will be deemed to have been discharged from all of its obligations with respect to the Securities and this Indenture if:

                           (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

                           (2) the Company irrevocably deposits in trust with the Trustee (or, solely to meet the requirements specified by this Section, a trustee meeting the requirements of this Indenture and satisfactory to the Company and the Trustee under the terms of an irrevocable trust agreement among the Company, the Trustee and such trustee in form and substance satisfactory to the Trustee and the Company), money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be, confirmed in writing to the Trustee by a nationally recognized firm of independent public accountants; provided, however, that the Trustee shall have been irrevocably instructed by the Company to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal and interest with respect to the Securities;

                           (3) no Default or Event of Default has occurred or is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which the Company is a party or by which it is bound, as evidenced to the Trustee in an Officer's Certificate delivered to the Trustee concurrently with such deposit;

                           (4) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and will be subject to federal income tax in the same amounts and in the same manner and at the same time as would have been the case if such deposit had not been made, and, in the case of the Securities being discharged, a ruling to that effect has been received from or published by the Internal Revenue Service (it being understood that (A) such opinion will also state that such opinion is consistent with the conclusions reached in such ruling and (B) notwithstanding any other provision of this Indenture, the Trustee will be under no duty to investigate the basis or correctness of such opinion); and

                           (5) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option described above will not result in any of the Company, the Trustee or the trust created by such deposit becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended.

                  In connection with the making of any deposit pursuant to
Section 8.01(2) hereof, the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel to the effect that all conditions to this
Section 8.01 have been complied with. The Company's obligations in paragraph 11 of the Securities and in Sections 2.03, 2.04, 2.05, 2.06, 7.07 and 7.08, however, shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in such paragraph 11 and in Section 7.07 shall survive to the extent provided therein.

                  Subject to Section 8.01(2) hereof, the Trustee upon request and at the Company's expense shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

                  In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                  "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

SECTION 8.02. Application of Trust Money.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, but such money need not be segregated from other funds except to the extent required by law. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Article Eleven.

SECTION 8.03. Repayment to Company.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company as general creditors unless an applicable abandoned property law designates another person.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

                  The Company may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

                           (1)      to cure any ambiguity, defect or
                  inconsistency;

                           (2)      to comply with Section 5.01;

                           (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

                           (4) to make any change that does not materially adversely affect the rights of any Securityholder (including but not limited to a supplement to this Indenture under
                  Section 5.01 or the last paragraph of Section 6.01).

SECTION 9.02. With Consent of Holders.

                  The Company, when duly authorized by a resolution of its Board of Directors, may amend or supplement this Indenture or the Securities without notice to any securityholder, but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. The Holders of a majority in principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                           (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                           (2) reduce the rate of or extend the time for payment of interest on any Security;

                           (3) reduce the principal of or premium on or extend the fixed maturity of any Security;

                           (4) waive a default in the payment of the principal of or interest on any Security;

                           (5) make any Security payable in money other than that stated in the Security; or

                           (6) make any change in the provisions contained in the Indenture regarding subordination that adversely affects the rights of any holders of Securities.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03. Compliance with Trust Indenture Act.

                  Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA.

SECTION 9.04. Revocation and Effect of Consents.

                  A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                  An amendment, supplement or waiver shall become effective when it has been approved by the Holders of the majority or percentage in principal amount of the outstanding Securities specified in this Indenture in connection with such amendment, supplement or waiver. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (2) through (5) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05. Notation on or Exchange of Securities.

                  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06. Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel of the Company, stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture which affects the Trustee's own rights, duties or immunities under this

Indenture or otherwise. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                  ARTICLE TEN

                     SECURITYHOLDERS' MEETINGS AND CONSENTS

SECTION 10.01. Purposes of Meetings.

                  A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                           (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

                           (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Seven;

                           (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

                           (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

SECTION 10.02. Calling of Meetings by Trustee.

                  The Trustee may, at the Company's expense as provided in
Section 7.07, at any time call a meeting of Securityholders to take any action specified in Section 10.01, to be held at such time and at such place in the Borough of Manhattan, the City of New York, as the Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders at their last addresses as they shall appear on the Security register. Such notice shall be mailed not less than 10 nor more than 90 days prior to the date fixed for the meeting.

                  Any meeting of Securityholders shall be valid without notice if the Holders of all Securities then outstanding are presented in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding and if the Company and the Trustee are present by duly authorized representative or have before or after the meeting waived notice.

SECTION 10.03. Calling of Meetings by Company or Securityholders.

                  In case at any time the Company, pursuant to a duly authorized resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 10 days after receipt of such request, then the Company or such Holders may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

SECTION 10.04. Qualifications for Voting.

                  To be entitled to vote at any meeting of Securityholders a person shall (a) be a Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy by a Holder of one or more Securities. Unless specifically prohibited by law, any proxy shall remain in effect unless specifically revoked and shall be binding on any future Holder of the Securities represented by such proxy, unless specifically revoked by any such future Holder before being voted. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 10.05. Regulations.

                  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

                  Subject to the provisions of Section 12.06, at any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the principal amount of Securities present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

SECTION 10.06. Voting.

                  The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount of the Securities held or represented by them.

The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 10.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07. No Delay of Rights by Meeting.

                  Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

SECTION 10.08. Written Consent in Lieu of Meeting.

                  The written authorization or consent of the requisite percentage of Holders herein provided entitled to vote at any meeting of Holders and filed with the Trustee shall be effective in lieu of a meeting of Holders, with respect to any matter provided for in this Article Ten.

                                 ARTICLE ELEVEN

                                  SUBORDINATION

SECTION 11.01. Securities Subordinated to Senior Debt.

                  The Company agrees, and each holder of the Securities by his acceptance thereof likewise agrees, that the payment of the principal of and interest on the Securities is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt.

                  This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

SECTION 11.02. Company Not to Make Payments with Respect to Securities in Certain Circumstances.

                  (a) Upon the occurrence of any default in the payment of principal, premium, if any, or interest then due and payable in respect of any Senior Debt (either at maturity, upon redemption, by declaration or otherwise), no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest on the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities, and no holder of any Security shall be entitled to demand or receive any such payment (any of the foregoing payments or actions being referred to in this Section 11.02 as a "Payment"), unless and until such default has been waived or cured or all amounts then due and payable for principal of, premium, if any, and interest on all Senior Debt shall have been paid in full or provision therefor in cash, in cash equivalents, or in accordance with the terms of such Senior Debt and the agreements, if any, under which such Senior Debt was issued or created, shall have been made.

                  (b)      The Company may not make any Payment if:

                           (1) a default or event of default under any agreement governing Senior Debt (other than a default or event of default relating to payment of principal, premium, if any, or interest, either at maturity, upon redemption, by declaration or otherwise) occurs and is continuing that permits the holders of such Senior Debt to accelerate its maturity (whether or not such acceleration has occurred); and

                           (2) the Company or the Trustee receives a notice of such default or event of default from a person who may give such notice (including, without limitation, a holder of such Senior Debt, a representative of any such holder, or a trustee for the benefit of holders of such Senior Debt). If the Company receives any such notice, a similar notice received within 360 consecutive days thereafter shall not be effective for purposes of this Section.

Notwithstanding the provisions of this Section 11.02(b), the Company may make Payments on the Securities when:

                           (A) the default or event of default is cured or waived; or

                           (B) 90 days pass after the earliest such notice is given, with respect to such default or event of default so long as this Article (including, without limitation, Section 11.02(a)) otherwise permits a Payment at that time.

                  (c) In the event that the Trustee or any Securityholder receives any Payment at a time when, in case of payment to the Trustee, the Trustee or, in case of payment to any Securityholder, such Securityholder has actual knowledge such Payment is prohibited by this Section 11.02, such Payment shall be held by the Trustee or such Securityholder, as the case may be, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders and owners of Senior Debt as their interests may appear or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders and owners of Senior Debt.

                  (d) The Company shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Debt.

SECTION 11.03. Securities Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Company.

                  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                           (a) the holders of all Senior Debt shall first be entitled to receive payments in full of the principal thereof and interest due thereon before the Holders of the Securities are entitled to receive any payment on account of the principal of or interest on the Securities;

                           (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee on behalf of the Holders of the Securities would be entitled except for the provisions of this Article Eleven, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Debt or their representative, or to the trustee under any indenture under which Senior Debt may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Debt held or represented by each), to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt; and

                           (c) in the event that notwithstanding the foregoing provisions of this Section 11.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Securities on account of principal of or interest on the Securities before all Senior Debt is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Section 11.06 and 11.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Debt remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Debt may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

                  Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the person entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payment thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payments or distribution Pursuant to this Article Eleven, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                  The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

SECTION 11.04. Securityholders to be Subrogated to Right of Holders of Senior Debt.

                  Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated equally and ratably to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article which otherwise would have been made to the Holders of the Securities shall, as between the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 11.05. Obligation of the Company Unconditional.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default, under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Debt in respect of cash, property or securities of the Company receives upon the exercise of any such remedy.

                  Nothing contained in this Article Eleven or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any event of default specified in Section 11.02 (not cured or waived) payments at any time of the principal of or interest on the Securities.

SECTION 11.06. Trustee and Paying Agent Entitled to Assume Payments Not Prohibited in Absence of Notice.

                  Neither the Trustee nor any Paying Agent shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by it, unless and until it shall have received written notice thereof from the Company or from one or more holders of Senior Debt or from any representative thereof or from any trustee therefor; and prior to the receipt by it of any such written notice, the Trustee or any Paying Agent, subject to the provisions of Section 7.01 and 7.02, shall be entitled to assume conclusively that no such facts exist.

SECTION 11.07. Application by Trustee of Monies Deposited with it.

                  Except as provided in Section 8.02, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Section 11.01, 11.02, 11.03 and 11.04 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such monies the notice provided for in Section 11.06, then the Trustee or such Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of such Senior Debt.

SECTION 11.08. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Debt.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act (other than a waiver thereof enforceable against such holder) or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

SECTION 11.09. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

                  Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

SECTION 11.10. Right of Trustee to Hold Senior Debt; Compensation Not
Prejudiced.

                  The Trustee shall be entitled to all of the rights set forth in this Article Eleven in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article Eleven shall apply to claims of or payments to the Trustee pursuant to Section 7.07.

SECTION 11.11. Article Eleven Not to Prevent Events of Default.

                  The failure to make a payment on account of principal or interest by reason of any provision in this Article Eleven shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02. Notices.

                  Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                                    Lexington Precision Corporation
                                    767 Third Avenue
                                    New York, New York  10017-2023
                                    Attention: Secretary

                           if to the Trustee:

                                    Wilmington Trust Company
                                    1100 North Market Street
                                    Rodney Square North
                                    Wilmington, Delaware 19890-1615
                                    Attention: Corporate Trust Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Securityholder shall be sufficiently given to him if mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Securityholders, it shall also mail a copy of such notice to the Trustee and each Paying Agent at the same time.

SECTION 12.03. Communication by Holders with Other Holders.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities, and, in connection therewith, the Trustee shall comply with TIA
Section 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                           (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 12.06. When Treasury Securities Disregarded.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 12.07. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for the administration of this Indenture. Such rules may cover matters relating to action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 12.08. Legal Holidays.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.09. Governing Law.

                  The laws of New York shall govern this Indenture and the Securities without reference to its principles of conflicts of law.

SECTION 12.10. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan and debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11. No Recourse Against Others.

                  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting any of the Securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 12.12. Successors.

                  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this indenture shall bind its successor.

SECTION 12.13. Duplicate Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.14. Effective Date.

                  The date of this Indenture shall be for reference purposes only and shall not be construed to imply that this Indenture was executed on such date. This Indenture shall be effective as of the date of execution hereof and all covenants and agreements contained herein shall be deemed to have been made as of such date of execution.

SECTION 12.15. Severability.

                  In case any provision of this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be impaired thereby, and no Holder shall have any obligation thereof against any party hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereto affixed and attested, all as of the date of execution.

                                               SIGNATURES

Dated: December 18, 2003

                                               LEXINGTON PRECISION CORPORATION

                                               By:   /s/ Michael A. Lubin
                                                 ------------------------------
                                                 Name:  Michael A. Lubin
                                                 Title: Chairman

Attest: /s/ Dennis J. Welhouse
      ------------------------

                                                                          (Seal)

Dated: December 18, 2003

                                               WILMINGTON TRUST COMPANY,
                                               as Trustee

                                               By:      /s/ James J. McGinley
                                                 -------------------------------
                                                 Name:  James J. McGinley
                                                 Title: Authorized Signer

Attest: /s/ Beth Fitzgerald, notary
        ---------------------------
                                                                          (Seal)

                                                                       EXHIBIT A

                         LEXINGTON PRECISION CORPORATION

No.                                                           CUSIP: 529529 AE 9

promises to pay to

or registered assigns
the principal sum of                                   Dollars on August 1, 2009

12% Senior Subordinated Notes due August 1, 2009
Interest Payment Dates:         February 1, May 1, August 1, and November 1
Record Dates:                   January 15, April 15, July 15, and October 15

                                                   Dated:

Reference is hereby made to the further provisions of this Note as attached hereto which provisions shall have the same effect as if set forth at this place.

WILMINGTON TRUST COMPANY,                      LEXINGTON PRECISION CORPORATION
as Trustee,
       certifies that this is one
       of the Securities referred
       to in the Indenture.

By _________________________                   By:______________________________
      Authorized Signatory                     Title:

                                                           - and -

                                               By:______________________________
                                               Title:

                                               (Seal)

         [The following legend is to be inserted only in the Note to be issued to Cede & Co.:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEXINGTON PRECISION CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                         LEXINGTON PRECISION CORPORATION

                 12% Senior Subordinated Note due August 1, 2009

         THIS NOTE, AND THE WARRANT ATTACHED HERETO, SHALL CONSTITUTE A UNIT. THIS NOTE WILL NOT BE DETACHABLE FROM THE WARRANT UNTIL AUGUST 1, 2005, AND THIS NOTE AND THE WARRANT WILL ONLY BE TRANSFERABLE AS A UNIT PRIOR TO THAT TIME. IF THIS NOTE IS REDEEMED BY THE COMPANY PURSUANT TO
         SECTION 5 HEREOF PRIOR TO AUGUST 1, 2005, THE ATTACHED WARRANT WILL REVERT TO THE COMPANY FOR NO FURTHER CONSIDERATION AND WILL BE CANCELED. THE UNIT MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, MORTGAGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8 HEREOF.

1.       Interest.

                  LEXINGTON PRECISION CORPORATION (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate of 12% per annum for the period from [the date the Exchange Offer is consummated], through the date this Note is paid in full.

                  The Company will pay interest quarterly on February 1, May 1, August 1, and November 1 of each year, commencing on February 1, 2004. Interest on the Notes will accrue from the date of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate per annum then in effect on the Notes, as set forth in the preceding paragraph; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment.

                  The Company will pay interest on the Notes (except Defaulted Interest) to the persons who are registered holders of Notes ("Noteholders" or "Holders") at the close of business on the January 15, April 15, July 15 or October 15 immediately preceding the next interest payment date, except for the first interest payment which will be made to persons who are Holders at the time of original issuance of Notes under the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by its check payable in such money. It may mail checks for interest to a Holder's registered address.

3.       Paying Agent, Registrar.

                  Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

                  The Company issued the Notes under an Indenture dated as of [the date the Exchange Offer is consummated], (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended (the "Act"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Company, limited in aggregate principal amount as provided in the Indenture. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture.

5.       Optional Redemption.

                  The Notes are subject to redemption, as a whole or from time to time in part, at any time (subject to the provisions of the Indenture), at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at a redemption price of 100% of principal amount, together with accrued interest to the redemption date.

6.       Notice of Redemption.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his registered address. The selection of Notes for any redemption will be made by the Trustee pursuant to the terms of the Indenture. If less than all the Notes are to be redeemed, Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

7.       Subordination.

                  The Notes are subordinated in right of payment to Senior Debt, (as defined in the Indenture). Senior Debt does not include (a) Indebtedness of the Company to any of its subsidiaries or Affiliates (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (b) any Indebtedness or liability for compensation to employees of the Company, or incurred for the purchase of goods, materials or services in the ordinary course of business and which constitutes a trade payable even if overdue (or any interest, fees, charges or other amounts outstanding in respect of such Indebtedness), (c) any liability for federal, state, local or other taxes owed or owing by the Company, (d) any Indebtedness, guarantee or obligation which is contractually subordinate or junior in right and priority of payment to the Securities, (e) any payments or obligations in respect of any Preferred Stock, Redeemable Stock or Exchangeable Stock, and (f) that portion of any Indebtedness which at the time of issuance is issued in violation of this Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Each Noteholder by accepting a Note agrees to the subordination and authorizes the Trustee to give it effect.

8.       Denominations, Transfer, Exchange.

                  (a) The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 except to the extent of fractional Notes outstanding as a result of the Recapitalization of the Indenture or to the extent necessary to effect transfers in whole of such fractional Notes or to issue Notes upon redemption or upon the completion of an Asset Sale Offer or a Change of Control Offer (as such terms are defined in the Indenture). A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note (or portion of a Note in an integral multiple of $1,000) selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

                  (b) Prior to August 1, 2005, this Note shall only be transferable as a Unit, together with the Warrant issued to the Holder hereof, in connection with an exchange offer made pursuant to the Company's Amended Offering Circular dated March 7, 2003, as amended on September 18, 2003, and as otherwise extended, amended or supplemented.

9.       Persons Deemed Owners.

                  The registered Holder of a Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money.

                  If money held by the Trustee or the Paying Agent for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an applicable escheat or abandoned or unclaimed property law designates another person.

11.      Amendment, Supplement, Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without the consent of any Noteholder, the Company may amend or supplement the Indenture, to provide for assumption of the Company's obligations hereunder in connection with a merger, consolidation, or transfer of assets as permitted by the Indenture or the Notes, to cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not materially adversely affect the rights of any Noteholder.

12.      Successor Corporation.

                  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture (and in accordance with the terms of the Indenture), the predecessor corporation will be released from those obligations.

13.      Defaults and Remedies.

                  An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on them, upon maturity, redemption or otherwise; failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Notes; the occurrence of an event which permits the acceleration of the maturity of any Indebtedness in excess of $250,000; judgment for the payment for more than $250,000 rendered against the Company or any Subsidiary and not discharged within 60 days after such judgment becomes final and non-appealable; and certain events of bankruptcy or insolvency. If an Event of Default (other than an Event of Default as the result of certain events of bankruptcy and insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. If an Event of Default occurs as the result of certain events of bankruptcy and insolvency, all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

14.      Sales of Assets.

                  The Company shall make offers to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the Asset Sale Purchase Date (as defined in the Indenture) pursuant to and subject to the conditions set forth in the Indenture within 270 days following the consummation of an Asset Sale (as defined in the Indenture) (or in the case of Net

Available Cash (as defined in the Indenture) from the conversion of securities, within 270 days after the receipt of such cash).

15.      Change of Control.

                  The Company shall make offers to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the Change of Control Purchase Date (as defined in the Indenture) pursuant to and subject to the conditions set forth in the Indenture in the event of a Change of Control (as defined in the Indenture).

16.      Trustee Dealings with Company.

                  Subject to the provisions of the Act and regulations promulgated thereunder, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

17.      No Recourse Against Others.

                  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18.      Authentication.

                  This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenant with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      Inspection of Indenture and Requests for Copies.

                  Holders may inspect the Indenture at the principal executive office of the Company.

                  The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to:

                          Lexington Precision Corporation
                          767 Third AVE
                          New York, NY  10017-2023
                          Attention: President

                                 ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

                      ____________________________________

                      ____________________________________
                            (Insert assignee's social
                           security or tax ID number)

                      ____________________________________

                      ____________________________________

                      ____________________________________

                      ____________________________________
                            (Print or type assignee's
                           name, address and zip code)

and irrevocably appoint _________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: Your signature:__________________________________________________________
                                 (Sign exactly as your name appears on the
                                           other side of this Note)

Signature Guarantee: ___________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

If you the holder want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box:

                                       [ ]

If you want to elect to have only part of this Note purchased by the Company, state the amount: $____.*

                  *As set forth in the Indenture, any purchase pursuant to
Section 4.07 is subject to proration in the event the offer is oversubscribed.

Date: _________________        Your Signature: _________________________________
                                              (Sign exactly as your name appears
                                               on the other side of this Note)

Signature Guarantee: ___________________________________________________________

                                                                       EXHIBIT B

                         LEXINGTON PRECISION CORPORATION

                              OFFICERS' CERTIFICATE

To:   Wilmington Trust Company
      1100 North Market Street
      Rodney Square North
      Wilmington, Delaware 19890-1615

      Attention: Corporate Trust Administration

and

      The Bank of New York
      101 Barclay Street
      New York, NY  10286

and

      Registered Holders of Lexington Precision Corporation's
      12 3/4% Senior Subordinated Notes due February 1, 2000 validly tendered pursuant to the Exchange Offer

                  Each of the undersigned officers of Lexington Precision Corporation, a Delaware corporation (the "Company"), does hereby certify in the name of and on behalf of the Company, relating to the issuance of Units (the "Units") consisting of 12% Senior Subordinated Notes due August 1, 2009 (the "New Notes"), in an aggregate principal amount not to exceed the sum of $27,412,125 (the "Old Note Principal Amount") plus accrued and unpaid interest on the Old Note Principal Amount from August 1, 1999, through [the day before the date the Exchange Offer is consummated], pursuant to the Company's offer to exchange Old Notes for New Notes and warrants to purchase shares of the Company's common stock made pursuant to the Company's Amended Offering Circular dated March 7, 2003, as amended on September 18, 2003, and as otherwise extended, amended or supplemented (the "Exchange Offer"), as follows:

1. I am authorized to execute and deliver this Certificate on behalf of the Company with respect to (i) the issuance of New Notes and (ii) the issuance of the Warrants to registered holders of the Company's 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes") that exchange their Old Notes for Units pursuant to the Exchange Offer.

2. The Company will issue the New Notes pursuant to an Indenture dated as of [the date the Exchange Offer is consummated], between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), in the form attached hereto as Schedule A (the "Indenture"). Unless otherwise specified, all terms in this Officers' Certificate have the meanings ascribed to them in the Indenture.

3. Attached hereto as Schedule B is a list provided to the Company by The Depository Trust Company ("DTC") setting forth all of the DTC participant holders of the Old Notes (the

     "DTC Participant Holders") as of the close of business on July 1, 2002 (the "Record Date").

4. Attached hereto as Schedule C-1 is a list provided to the Company by The Bank of New York, as trustee under an indenture dated August 1, 1993, between the Company and The Bank of New York as successor to IBJ Whitehall Bank & Trust Company as trustee, setting forth all of the registered holders of the Old Notes (the "Registered Holders") as of the Record Date. Such list is a true and correct list of the Registered Holders as of the Record and, except as act forth on Schedule C-2, there have been no changes in the Registered Holders since the Record Date.

5. Attached hereto as Schedule D are copies of certain documents related to the Exchange Offer, including the forms of the New Notes and the Warrants, together with the exhibits to such documents (the "Exchange Offer Documents"), and the forms of a letter of transmittal (the "Letter of Transmittal"), that the Company has sent or caused to be sent to DTC, the DTC Participant Holders, and the Registered Holders for use to evidence the tender of the Old Notes pursuant to the Exchange Offer.

6. Attached hereto as Schedule E are (i) the computer printouts evidencing the tender of $______ principal amount of the outstanding Old Notes by or on behalf of the DTC Participant Holders pursuant to the Automated Tender Offer Procedures of DTC ("ATOP") and (ii) the Letters of Transmittal evidencing the tender of $______ principal amount of the outstanding Old Notes by or on behalf of the Registered Holders, together being not less than 99% in aggregate principal amount of the Old Notes outstanding as of the Record Date. Such Letters of Transmittal have not been revoked and remain in full force and effect.

7. Attached hereto as Schedule F is a certified copy of the resolutions of the Board of Directors of the Company approving the Exchange Offer Documents and authorizing the Exchange Offer, the issuance of the New Notes, and the issuance of the Warrants.

8. Attached hereto as Schedule G is a list of each subsidiary of the Company and such subsidiary's designation as either a "Restricted Subsidiary" or an "Unrestricted Subsidiary." The Metals Group is a division of the Company.

9. Attached hereto as Schedule H is a list of the indebtness to which Section 4.05(b)(vi) pertains.

10. I have read and understood the covenants and conditions in the Indenture relating to the issuance of the New Notes, and have made such examination and investigation, including a review of the Indenture and the matters and proceedings described in the foregoing paragraphs of this Certificate, as is necessary to enable me to express an informed opinion as to whether or not such covenants and conditions have been complied with in connection with the issuance of the New Notes.

11. All conditions and covenants provided for in the Indenture relating to the issuance of the New Notes have been complied with, in order that the Trustee may execute and deliver the Indenture and authenticate the New Notes.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this __ of __________, 2003.

                                             LEXINGTON PRECISION CORPORATION

                                             By: _______________________________
                                                 Warren Delano
                                                 President

                                             By: _______________________________
                                                 Michael A. Lubin
                                                 Chairman

                                                                      SCHEDULE G

Name of Subsidiary                      Restricted Subsidiary          Unrestricted Subsidiary
------------------                      ---------------------          -----------------------
Lexington Rubber Group, Inc.                     [X]

Lexington Precision GmbH                                                        [X]

                                                                       EXHIBIT C

                               _________ __, 2003

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890-1615
Attention: Corporate Trust Administration

and

Registered Holders of Lexington Precision Corporation's
12 3/4% Senior Subordinated Notes due February 1, 2000 validly tendered pursuant to the Exchange Offer

Ladies and Gentlemen:

         We have acted as counsel to Lexington Precision Corporation, a Delaware corporation (the "Company"), in connection with (i) the issuance by the Company , pursuant to Section 2.02 of the Indenture dated as of [the date the Exchange Offer is consummated] between the Company and Wilmington Trust Company, as Trustee (the "Indenture"), of 12% Senior Subordinated Notes (the "New Notes"), due August 1, 2009, in an aggregate principal amount not to exceed the sum of $27,412,125 (the "Old Note Principal Amount") plus accrued and unpaid interest on the Old Note Principal Amount from August 1, 1999, through [the day before the date the Exchange Offer is consummated], and (ii) the issuance by the Company of warrants to purchase shares of the Company's common stock (the "Warrants") to registered holders of 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Old Notes"), that exchange Old Notes for New Notes pursuant to the Company's offer to exchange Units (the "Units") consisting of New Notes and Warrants for Old Notes made pursuant to the Company's Amended Offering Circular dated March 7, 2003, as amended on September 18, 2003, and as otherwise extended, amended or supplemented (the "Exchange Offer"). Capitalized terms used herein without definition have the respective meanings ascribed to them in the Indenture.

         In connection with the foregoing, we have examined: (i) a copy of the Indenture; (ii) a copy of an Officers' Certificate (the "Officers' Certificate") of the Company dated _________ __, 2003 relating to the issuance of the New Notes; (iii) a copy of a certificate, dated as of ___________ ___, 2003, of Wilmington Trust Company, as Tabulation Agent, Depositary, and Exchange Agent under the Exchange Offer; (iv) the form of the New Notes and specimen certificates thereof; and (v) the form of the Warrants.

         As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company, the Trustee, the Exchange Agent, and/or the registrar of the Old Notes. We have not independently investigated or verified the facts represented in such certificates or any information received from the Company, the Trustee, the Exchange Agent, and/or such registrar, and do not opine as to the accuracy of any such facts.

         In rendering the following opinions, we have assumed, without independent investigation or verification, (i) the authenticity of any document or instrument submitted to us as an original, (ii) the conformity to the originals of any document or instrument submitted to us as a copy or obtained by us in electronic form and the authenticity of the originals of such latter documents, (iii) the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof and the genuineness of all signatures on such originals or copies (other than signatures of officers of the Company), (iv) that all documents or instruments executed by a party (other than the Company) were duly and validly authorized, executed and delivered by such party in the proper exercise of its corporate, organizational, governmental, or individual power, as the case may be, (v) that all documents or instruments executed by a party (other than the Company) are legal, valid, and binding obligations of such party enforceable against such party in accordance with their respective terms, and (vi) that no consents of Holders or their respective nominees, proxies, or designees were or have been revoked.

         We express no opinion herein as to (i) whether a federal or state court outside the State of New York would give effect to the New York choice of law set forth in the Indenture, (ii) any provisions of the Indenture to the effect that terms may not be waived or modified except in writing, (iii) any provisions of the Indenture that provide for severability of provisions, (iv) any laws regarding fraudulent transfers or conveyances, or (v) state securities or blue sky laws, rules or regulations.

         Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the law of the State of New York.

         Based upon and subject to the foregoing, and the other assumptions and qualifications contained herein, we are of the opinion that:

                  (1) The Indenture has been duly authorized, executed, and delivered by the Company and, assuming the due execution and delivery thereof by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation, or similar laws relating to, or affecting the enforcement of, creditors' rights and remedies, (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limiting the generality of the foregoing, (i) the possible unavailability of specific performance, injunctive relief, or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith, and fair dealing, and (c) public policy (the "General Exceptions").

                  (2) The New Notes have been duly authorized, executed, and delivered by the Company, and, assuming that they have been duly authenticated in accordance with the terms of the Indenture, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the General Exceptions.

                  (3) The Warrants have been duly authorized, executed and delivered by the Company and, assuming that they have been duly countersigned by the Warrant Agent (as defined in the Warrants) in accordance with the terms of the Warrants, are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by the General Exceptions.

         This opinion is intended solely for your use in connection with the Indenture and may not be otherwise communicated to, reproduced, filed publicly, or relied upon by any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact that may affect the continued correctness of any of our opinions as of a later date.

         We wish to advise you that, from time to time, we represent the Trustee, Exchange Agent and Warrant Agent on specified matters.

                                                              Very truly yours,